UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2010

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	20-3782411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                     Entry into a Material Definitive Agreement.

On February 24, 2010, wholly-owned subsidiaries of Cobalt International Energy, Inc. (the “Company”) officially executed two Risk Services Agreements (“RSAs”) with the national oil company of Angola, Sociedade Nacional de Combustíveis de Angola — Empresa Pública (“Sonangol E.P.”), as well as Sonangol Pesquisa e Produção, S.A. (“Sonangol P&P”), Nazaki Oil and Gáz, S.A. (“Nazaki”) and Alper Oil, Limitada (“Alper”).  The Company, together with Sonangol P&P, Nazaki, and Alper, form the contractor group (the “Contractor Group”). These RSAs form the basis of the Company’s exploration, development and production operations on Blocks 9 and 21 offshore Angola. The Company is the operator for both of these blocks.

Under the RSA for Block 9, in order to preserve its rights in the block, the Company will be required to drill three wells, as well as acquire approximately 10,764 million square feet (1,000 square kilometers) of seismic data, and find at least one commercial discovery, within four years of its signing, subject to certain extensions. Thereafter, the Company will be required to commence production within four years of the date of the commercial discovery, subject to certain extensions. In order to guarantee these exploration work obligations under the RSA for Block 9, the Company and Nazaki are required to post a financial guarantee of approximately $87.5 million. The Company’s share of this financial guarantee is approximately $54.7 million. The Company expects to deliver a letter of credit to Sonangol E&P for such amount within 30 days of signing the RSA. As the Company completes its work obligations under the RSA, the amount of this letter of credit will be reduced accordingly. The Company has the right to a 20-year production period. As is customary in Angola, the Company is required to make contributions for Angolan social projects and academic scholarships for Angolan citizens. The Company will make the first of such contributions within 30 days of signing the RSA, and thereafter further contributions upon each commercial discovery, upon project development sanction and each year after the commencement of production. The Company has a 40% working interest in Block 9, with Nazaki, Alper and Sonangol P&P holding lesser working interests in the block and sharing in the exploration, development and production costs associated with such block. Proportionate with its working interest in Block 9, the Company will receive 40% of a variable revenue stream that the Contractor Group will be allocated from Sonangol E&P based on the Contractor Group’s rate of return, calculated on a quarterly basis, and then reduced by applicable Angolan taxes and royalties. The Contractor Group’s rate of return for each quarter will be determined by the Contractor Group’s variable revenue stream from oil production less expenditures and Angolan taxes and royalties from the block. The variable revenue stream paid by Sonangol E&P to the Contractor Group ranges from 72 to 95%, and is inversely related to the size of the applicable rate of return. The Angolan taxes and royalties applicable to the variable revenue stream include the petroleum production tax (at a current tax rate of 20% applied to the Contractor Group’s variable revenue stream), the petroleum transaction tax (at a current tax rate of 70% applied to the Contractor Group’s variable revenue stream less expenditures less the Contractor Group’s specified production allowance, which ranges from 55% to 95% of the Contractor Group’s variable revenue stream depending inversely on the Contractor Group’s rate of return) and the petroleum income tax (at a current tax rate of 65.75% applied to the Contractor Group’s variable revenue stream less expenditures and less petroleum production and petroleum transaction taxes paid).

Under the RSA for Block 21, in order to preserve its rights in the block, the Company will be required to drill four wells and find at least one commercial discovery, within five years of its signing, subject to certain extensions. Thereafter, the Company will be required to commence production within four years of the date of the commercial discovery. In order to guarantee these exploration work obligations under the RSA for Block 21, the Company and Nazaki are required to post a financial guarantee of approximately $147.5 million. The Company’s share of this financial guarantee is approximately $92.2 million. The Company expects to deliver a letter of credit to Sonangol E&P for such amount within 30 days of signing the RSA. As the Company completes its work obligations under the RSA, the amount of this letter of credit will be reduced accordingly. The Company has the right to a 25-year production period. As is customary in Angola, the Company is required to make contributions for Angolan social projects and academic scholarships for Angolan citizens. The Company will make the first of such contributions within 30 days of signing the RSA, and thereafter further contributions upon each commercial discovery, upon project development sanction and each year after the commencement of production. The Company has a 40% working interest in Block 21, with Nazaki, Alper and Sonangol P&P holding lesser working interests in the block and sharing in the exploration, development and production costs associated with such block. Proportionate with its working interest in Block 21, the Company will receive 40% of a variable revenue stream that the Contractor Group will be allocated from Sonangol E&P based on the Contractor Group’s rate of return, calculated on a quarterly basis, and then reduced by applicable Angolan taxes and royalties. The Contractor Group’s rate of return for each quarter will be determined by the Contractor Group’s variable revenue stream from oil production less expenditures and Angolan taxes and royalties from the block. The variable revenue stream paid by Sonangol E&P to the Contractor Group ranges from 60 to 96%, and is inversely related to the size of the applicable rate of return. The Angolan taxes and royalties applicable to the variable revenue stream include the petroleum production tax (at a current tax rate of 20% applied to the Contractor Group’s variable revenue stream), the petroleum transaction tax (at a current tax rate of 70% applied to the Contractor Group’s variable revenue stream less expenditures less the Contractor Group’s specified production allowance, which ranges from 35% to 90% of the Contractor Group’s variable revenue stream depending inversely on the Contractor Group’s rate of return) and the petroleum income tax (at a current tax rate of 65.75% applied to the Contractor Group’s variable revenue stream less expenditures and less petroleum production and petroleum transaction taxes paid).

Further details regarding, among other things, the execution of the RSAs are contained in a press release issued by the Company on February 24, 2010, which is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby furnished. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.                                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of the Company elected Dr. Myles W. Scoggins as a member of the Board, effective March 1, 2010. In addition, Dr. Scoggins has been appointed to the Audit Committee of the Board effective March 1, 2010. The Board has also made the affirmative determination that Mr. Scoggins qualifies as an independent director under the Exchange Act and the rules of the New York Stock Exchange. Pursuant to the terms of the Company’s Non-Employee Directors Compensation Plan, for serving as a non-employee Director who is not an equity partner or service provider of any of the private equity sponsors of the Company, Dr. Scoggins will receive a $100,000 annual retainer (prorated to $83,836 for calendar year 2010), an initial award of restricted stock units with a value of $18,904 for his service through May 31, 2010 (subject to approval of the Non-Employee Directors Compensation Plan by the Company’s shareholders) and an annual award of restricted stock units with a value of $75,000 for each year of his service thereafter. The retainers will be payable at Dr. Scoggins’ election in cash and/or shares of the Company’s common stock. Each award of restricted stock units will be granted pursuant to a Restricted Stock Unit Award Notification under the Company’s Non-Employee Directors Compensation Plan and generally will be payable to Dr. Scoggins one year after grant in shares of the Company’s common stock. Payment with respect to the retainers and restricted stock units may be deferred at Dr. Scoggins’ election pursuant to the terms of the Company’s Non-Employee Directors Deferral Plan.

Further details regarding, among other things, Dr. Scoggins’ election as a Director are contained in a press release issued by the Company on February 25, 2010, which is attached hereto as Exhibit 99.2, is incorporated herein by reference, and is hereby furnished.  The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements And Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 24, 2010
99.2	Press Release dated February 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010

Cobalt International Energy, Inc.

By:	/s/ Samuel H. Gillespie
	Name:	Samuel H. Gillespie
	Title:	General Counsel and
Executive Vice President

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated February 24, 2010
99.2	Press Release dated February 25, 2010